Exhibit 99

       Rocky Brands, Inc. To Acquire Leading Brand Portfolio From Honeywell Including

The Original Muck Boot Company and XTRATUF

Acquisition will significantly advance Rocky’s leadership position in high-quality performance footwear

Expected to be immediately accretive to gross margins and earnings per share

NELSONVILLE, Ohio, January 25, 2021 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced that it has entered into a definitive agreement to acquire the performance and lifestyle footwear business of Honeywell International, Inc. including The Original Muck Boot Company and XTRATUF footwear brands, for a purchase price of $230 million.

Jason Brooks, President and Chief Executive Officer of Rocky Brands, Inc., commented, “With the acquisition of The Original Muck Boot Company along with the XTRATUF, Servus, NEOS and Ranger brands, we will greatly enhance our powerful portfolio of footwear brands and significantly increase our sales and profitability. We’re acquiring a well-run business with a corporate culture and a customer base similar to ours, which provides meaningful growth opportunities within our existing categories as well as an entrée into new market segments. Its innovative and authentic product collections complement our existing offering with minimal overlap, which will allow us to strengthen our wholesale relationships and serve a wider consumer audience. At the same time, we plan to leverage Rocky’s advanced fulfillment capabilities to improve distribution of the new brands to wholesale customers and accelerate direct-to-consumer penetration. I am incredibly proud of the success our organization has achieved over the past several years, and I am excited to build on our momentum as we begin this exciting new chapter for the Company.”

“We are thrilled to be joining Rocky Brands,” said Craig Reingold, President of Honeywell’s lifestyle footwear business. “This transaction will bring together many strong, beloved brands. As we look to the future, the combined entities provide our passionate associates with greater opportunities to serve our accounts and consumers who have come to love our brands. I could not be more proud of the team and their success in building our brands over the past several years. We look forward to a smooth integration and capitalizing on our collective experience, innovation and operational expertise to deliver outsized growth for years to come.”

Lifestyle and Performance Business Overview

The acquired brand portfolio has built strong consumer loyalty through years of developing innovative, quality footwear. For 2020, net revenue is estimated to be approximately $205 million with EBITDA of approximately $24.5 million. The business grew in 2020 with performance accelerating throughout the year, culminating in strong top-line growth in the fourth quarter.

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The Original Muck Boot Company has pioneered the quality rubber and neoprene boot category by delivering remarkably weatherproof and exceptionally comfortable products made with premium materials designed to brave every element. For more information, visit www.muckbootcompany.com

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XTRATUF is a leading outfitter in the commercial fishing segment having provided Alaskan fishermen with capable, comfortable and reliable footwear in wet conditions for nearly 60 years. For more information, visit www.xtratuf.com

●	Servus boots date back to the 1920s and today the brand is known for its high-quality, accessible PVC footwear made for wet working conditions.

●	NEOS is known for overshoes with extreme traction. Its products are proven to keep feet dry and comfortable in extreme conditions and surefooted on almost any terrain.

●	Ranger boots are built for cold and wet weather and providing exceptional comfort and function at a value price.

Inducement Grants Under Nasdaq Listing Rule 5635(c)(4)

In connection with the signing of the purchase agreement, seven management employees of Honeywell’s lifestyle footwear business located in Westwood, Massachusetts have entered into employment agreements with Rocky Brands, the effectiveness of which agreements is conditioned on the closing of the transaction. As an inducement to enter into the employment agreements, Rocky Brands agreed to grant stock options to the seven management employees, totaling options to purchase 25,000 shares, on the date of closing of the transaction. The options have a term of 10 years from the date of grant and vest 50% on the first anniversary of the date of grant with the remaining 50% vesting on the second anniversary of the date of grant. The options were granted as inducements to employment in accordance with Nasdaq Listing Rule 5635(c)(4).

Transaction Financing

The purchase price is being funded with an $80-million senior secured asset-backed credit facility with Bank of America, N.A., a $130 million senior secured term loan facility with The Direct Lending Group of TCW Asset Management Company LLC, and cash on hand. The credit facility bears interest at LIBOR plus 1.50% and the term loan bears interest at LIBOR plus 7.00%. Terms of the credit facility and term loan will be more completely discussed in the Company's Form 8-K filed with the Securities and Exchange Commission

Transaction Approval and Closing

The definitive purchase agreement, which is subject to customary closing conditions and regulatory approvals, was approved unanimously by the Rocky Brands Board of Directors and is expected to close in the first quarter of 2021.

Advisors

B. Riley Securities served as financial advisor to Rocky Brands, Inc. and provided its Board of Directors with a fairness opinion. Porter Wright Morris & Arthur LLP served as legal counsel to Rocky Brands, Inc. Centerview Partners served as the financial advisor to Honeywell, and Crowell & Moring LLP served as legal counsel.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and involve potential risks and uncertainties. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to the Company’s proposed acquisition of the Honeywell footwear business, including the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant antitrust approval; delay in closing of the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the Purchase Agreement; risks inherent in the achievement of expected financial results, including sales, gross margins, earnings before interest, taxes, depreciation and amortization, and earnings per share, and cost synergies for the acquisition and the timing thereof; risks that the pendency, financing and efforts to consummate the transaction may be disruptive to the Company or the acquired business or their respective management teams; the effect of announcing the transaction on the acquired business’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; risks related to integration of the acquired business with the Company and other factors. Additional information concerning other risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the SEC over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this press release or to reflect any changes in the Company’s expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

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